SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2004

PLACER SIERRA BANCSHARES

(Exact Name of Registrant as Specified in Charter)

California	0-50652	94-3411134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California 95814	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 554-4750

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 11, 2004, Placer Sierra Bancshares (NasdaqNM: PLSB) and First Financial Bancorp (OTCBB: FLLC), parent company of Bank of Lodi, N.A., completed the merger under which Placer Sierra Bancshares acquired First Financial Bancorp in an all-cash transaction valued at $50.0 million, or approximately $25.36 per share of First Financial Bancorp common stock and all outstanding options to purchase common stock.

As of September 30, 2004, First Financial Bancorp had $333.2 million in assets, compared to $1.5 billion in assets held by Placer Sierra Bancshares on that date.

Item 9.01. Financial Statements and Exhibits

(a)	Financial exhibits of businesses acquired.

The information required by item (a)(1) is incorporated by reference to the financial statements contained in the Amendment No. 1 to Form 10-K filed by First Financial Bancorp on July 22, 2004. The consent of KPMG, the accountants for First Financial Bancorp, to the incorporation of the report accompanying such financial statements is attached hereto as Exhibit 99.1.

(b)	Pro forma financial information.

To be filed by amendment.

(c)	Exhibits

99.1	Consent of KPMG dated December 16, 2004, to incorporation of report.

99.2	Press release dated December 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares

Date: December 16, 2004	By:	/s/ Ronald Bachli
	Name:	Ronald Bachli
	Title:	President and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description
9.01

(a) The information required by item (a)(1) is incorporated by reference to the financial statements contained in the Amendment No. 1 to Form 10-K filed by First Financial Bancorp on July 22, 2004. The consent of the accountants for First Financial Bancorp to the incorporation of the report accompanying such financial statements is attached hereto as Exhibit 99.1.

(b) Pro forma financial information.

To be filed by amendment.

99.1	Consent of KPMG dated December 16, 2004, to incorporation of report.

99.2	Press release dated December 13, 2004.